Exhibit 5.2

October 21, 2009

Enterprise Bancorp, Inc.

222 Merrimack Street

Lowell, MA 01852

RE:                              Rights Offering and Supplemental Offering of Enterprise Bancorp, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Enterprise Bancorp, Inc., a Massachusetts business corporation (the “Company”), in connection with the issuance by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Rights Offering”).  Pursuant to the Rights Offering, up to 691,244 shares (the “Rights Shares”) of Common Stock may be issued and sold by the Company upon exercise of the basic subscription rights provided under the terms of the Rights.  In addition to the Company’s issuance and sale of the Rights Shares pursuant to the Rights Offering, the Company my issue and sell up to 132,756 additional shares of Common Stock (the “Additional Shares” and together with the Rights Shares, the “Shares”) to satisfy over-subscription requests that may be tendered by holders of the Rights under the terms of the Rights and/or to facilitate sales of shares of Common Stock to new investors in a supplemental offering that the Company is undertaking concurrently with the Rights Offering (the “Supplemental Offering” and together with the Rights Offering, the “Offerings”).  The Company has filed a registration statement on Form S-3 (Reg. No. 333-161828) (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to effect the registration of the Rights and the Shares under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement includes a base prospectus and a final prospectus supplement (collectively, the “Prospectus”) to be furnished to the shareholders of the Company and to any prospective new investors in the Shares in connection with the Offerings.  The Rights and the Shares are collectively referred to herein as the “Securities”.

As special counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for the purposes of this opinion.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.  We have assumed that the resolutions authorizing the Company to issue, offer and sell the Securities are, and will be, in full force and effect at all times at which any Securities are offered or sold by the Company.  We have also assumed that the Company has been duly organized and is validly existing as a business corporation under the laws of the Commonwealth of Massachusetts.  We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto.  We have assumed that (i) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of any of the Securities thereunder) and (ii) the Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) the Rights have been authorized by all necessary corporate action of the Company and, when issued and delivered to the Company’s shareholders in accordance with the terms of the Rights Offering as provided for in the Prospectus, will be validly issued and will constitute binding obligations of the Company and (ii) the Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Offerings against payment of the consideration therefor as provided for in the Prospectus, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the Massachusetts Business Corporation Act, including the applicable provisions of the Massachusetts Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and all amendments thereto and to the reference to our firm under the heading “Legal Matters” in the prospectus supplement that forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Chu, Ring & Hazel LLP

CHU, RING & HAZEL LLP